Exhibit 10.3

                                  HSBC Bank USA
                           99 High Street, 16th Floor
                                Boston, MA 02110

                                                 January 26, 2004

Mr. Michael Umana
Chief Financial Officer
Saucony, Inc.
13 Centennial Drive
Peabody, MA 01960

Re: Amended and Restated Credit Agreement dated August 30, 2002, by and between Saucony, Inc. (the "Borrower"), as borrower and, as successor in interest to State Street Bank and Trust Company, HSBC Bank USA (the "Bank"), as agent for the lenders from time to time party thereto (as amended, the "Credit Agreement")

Dear Michael:

The Borrower and the Bank hereby agree as follows:

1.   Section 9.8 of the Credit Agreement is hereby amended to state as follows:

     Section 9.8. Distributions. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, other than (i) cash dividends and repurchase or redemption of Borrower's capital stock not to exceed $5,000,000 in the aggregate in any fiscal year and (ii) any Subsidiary may make a Distribution to the Borrower.

2. Notwithstanding anything to the contrary contained in the Credit Agreement, in addition to any Distributions and other payments permitted by Section
     9.8 of the Credit Agreement, Borrower may pay a special, one-time cash dividend of up to $30,000,000 at any time on or before August 30, 2004.

     This Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     This Letter Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     The Borrower agrees that the Credit Agreement and all documents executed in connection therewith or pursuant thereto remain in full force and effect after giving effect to this Letter Agreement.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning the duplicate copy of this Letter Agreement enclosed herewith.

                                                Very truly yours,

                                                HSBC Bank USA

                                                By:   /s/  Patrick J. Doulin
                                                Name:    Patrick J. Doulin
                                                Title:   Senior Vice President


ACCEPTED AND AGREED:

SAUCONY, INC.

By:  /s/ Michael Umana
     Name:        Michael Umana
     Title:       Chief Financial Officer